EX 23

To Whom It May Concern:

We have issued our report dated March 29, 2004, accompanying the financial statements of NMXS.COM, Inc. on Form SB-2 for the years ended December 31, 2003 and 2002. We also conducted a review of the Form 10Q filing for the interim period ended March 31, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of NMXS.COM, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP July 7, 2004